SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2012

CAPITOL FEDERAL FINANCIAL, INC.

_____________________________________________________________________________________________

(Exact name of Registrant as specified in its Charter)

Maryland                                 001-34814                                27-2631712

                                                                                         (State or other jurisdiction of incorporation)          (Commission File Number)          (IRS Employer Identification Number)

700 Kansas Avenue Topeka, Kansas 66603

_____________________________________________________________________________________________

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(785) 235-1341

N/A

_____________________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Registrant's press release dated April 30, 2012, announcing financial results for the second quarter of fiscal year 2012 is attached hereto as Exhibit 99, and is incorporated herein by reference.

As originally issued, the Registrant’s press release contained minor clerical errors within two of the tables presented.  The attached press release includes the corrected tables.  On page 17, the estimated fair value of held-to-maturity municipal bonds at March 31, 2012 originally was reported in thousands as $52,9923 when it should have been reported in thousands as $52,992.  Within the deposit portfolio table on page 18, the weighted average rate on certificates of deposit less than $100,000 at March 31, 2012 originally was reported as 1.77% when it should have been 1.64%, and the weighted average rate on certificates of deposit of $100,000 or more at March 31, 2012 originally was reported as 1.49% when it should have been 1.69%.  Also within the deposit portfolio table on page 19, the percent of total on certificates of deposit less than $100,000 at March 31, 2012 originally was reported as 30.7% when it should have been 36.4%, and the percent of total on certificates of deposit of $100,000 or more at March 31, 2012 originally was reported as 20.6% when it should have been 14.9%.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 99 - Press release dated April 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL, INC.

Date: April 30, 2012                                                                               By: /s/ Kent G. Townsend

                                                                                                                                             Kent G. Townsend, Executive Vice-President,

                                                                                                                               Chief Financial Officer, and Treasurer